Exhibit 10.2

FOURTH AMENDMENT TO

AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

This Fourth Amendment to Amended and Restated Note Purchase Agreement (this “Amendment”), dated as of June 29, 2012, is among UNIFIED GROCERS, INC. (formerly known as Unified Western Grocers, Inc.), a California corporation (the “Company”), the Persons set forth on Schedule 1 attached hereto, which constitute all of the current Noteholders under the Amended and Restated Note Purchase Agreement referred to in Recital A below, and John Hancock Life Insurance Company (U.S.A.), acting in its capacity as collateral agent for the current Noteholders (in such capacity, the “Collateral Agent”).

RECITALS

A. Pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of January 3, 2006, among the Company, the Collateral Agent and the purchasers named therein (as amended by the Amendment to Note Purchase Agreement and Consent dated as of December 19, 2006, by the Second Amendment to Note Purchase Agreement dated November 7, 2008, and by the Third Amendment to Amended and Restated Note Purchase Agreement dated November 3, 2009, and as amended hereby, the “Note Purchase Agreement,” and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Note Purchase Agreement), the Company issued the Notes and the Purchasers purchased the same on the terms and conditions set forth therein.

B. The Company has requested that the Noteholders change certain covenants, and the parties have agreed to amend the Note Purchase Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

Effective on the effective date of this Amendment, the Note Purchase Agreement is amended as follows:

(A) A new Section 1.6B is added to the Note Purchase Agreement to read as follows:

§1.6B Increase in Interest Rate.

(a) In addition to the provisions of Sections 1.6 and 1.6A hereof, if for the third or fourth Fiscal Quarters of the 2012 Fiscal Year (i.e., the Fiscal Year ending on or about September 30, 2012) the Indebtedness to Consolidated EBITDAP Ratio (calculated pursuant to Section 8.6(e)) is equal to or greater than 3.75:1.00, then the interest rate on the Notes shall, for each Tranche of the Notes, increase for the next Fiscal Quarter (but only for such Fiscal Quarter)

by 1.5% per annum, effective on the first day of such next Fiscal Quarter (i.e., 8.657% for the Tranche A Notes, 7.921% for the Tranche B Notes and 8.32% for the Tranche C Notes).

(b) In addition to the provisions of Sections 1.6 and 1.6A hereof, if for the third or fourth Fiscal Quarters of the 2012 Fiscal Year the Indebtedness to Consolidated EBITDAP Ratio (calculated pursuant to Section 8.6(e)) is greater than 3.50:1.00 but less than 3.75:1.00, then the interest rate on the Notes shall, for each Tranche of Notes, increase for next Fiscal Quarter (but only for such Fiscal Quarter) by 0.50% per annum, effective on the first day of such next Fiscal Quarter (i.e., 7.657% for the Tranche A Notes, 6.921% for the Tranche B Notes and 7.32% for the Tranche C Notes).

(c) In addition to the provisions of Sections 1.6 and 1.6A hereof, if for the first and second Fiscal Quarters of the 2013 Fiscal Year (i.e., the Fiscal Year ending on or about September 30, 2013) the Indebtedness to Consolidated EBITDAP Ratio (calculated pursuant to Section 8.6(e)) is greater than 3.50:1.00, then the interest rate on the Notes shall, for each Tranche of Notes, increase for the next Fiscal Quarter (but only for such Fiscal Quarter) by 0.50% per annum, effective on the first day of such next Fiscal Quarter (i.e., 7.657% for the Tranche A Notes, 6.921% for the Tranche B Notes and 7.32% for the Tranche C Notes).

(d) If the interest rates on the Notes are for any Fiscal Quarter increased pursuant to the terms of this Section 1.6B, but the determination thereof is not made until after one or more monthly interest payments have been made with respect to such Fiscal Quarter, then on the next date after such determination that any payment of principal and/or interest is due under this Agreement the Company will make an additional payment of the increased amount of interest for said Fiscal Quarter which would have previously been paid if the parties had known at the beginning of said Fiscal Quarter that the interest rates on the Notes had been increased pursuant to the terms of this Section 1.6B.

(e) In calculating any Make-Whole Amount with respect to any prepayment under Section 6.2 hereof, such calculation shall not include any increase in the interest rate of the Notes pursuant to this Section 1.6B.

(B) The parenthetical phrase in the first line of Section 5.2(a) of the Note Purchase Agreement shall be amended to read as follows:

(including detailed calculations and, without limitation, in the case of the determination of Consolidated Lease Expenses, the furnishing of a worksheet in the form of Exhibit A to the Fourth Amendment to this Agreement along with backup schedules of leases and Subleases tying to the numbers and calculations on said worksheet and which shall be in form and detail satisfactory to the Collateral Agent in its reasonable discretion (and which schedules shall be deemed part of said worksheet)

(C) Section 7.8 of the Note Purchase Agreement is amended by replacing the number “$250,000” in each of clauses (a) and (b) thereof with the number “$1,000,000.”

(D) The first sentence of Section 8.6(b) of the Note Purchase Agreement is amended to read as follows:

The Company shall not permit Consolidated Adjusted Indebtedness to exceed (i) 65% of the sum of Consolidated Adjusted Indebtedness and Consolidated Tangible Net Worth beginning with the third Fiscal Quarter of the 2012 Fiscal Year through the end of the first Fiscal Quarter of the 2014 Fiscal Year (i.e., the Fiscal Year ending on or about September 30, 2014) and (ii) all times thereafter, 60% of the sum of Consolidated Adjusted Indebtedness and Consolidated Tangible Net Worth.

(E) Section 8.6(e) of the Note Purchase Agreement is amended to read as follows:

(e) Indebtedness to Consolidated EBITDAP Ratio. As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of (x) Indebtedness at such time to (y) Consolidated EBITDAP for the four Fiscal Quarters of the Company then ended to be greater than (i) 3.50 to 1.00 for each Fiscal Quarter through the second Fiscal Quarter of the 2012 Fiscal Year, (ii) 4.00:1.00 for the third and fourth Fiscal Quarters of the 2012 Fiscal Year, (iii) 3.75:1.00 for the first and second Fiscal Quarters of the 2013 Fiscal Year, (iv) 3.50:1.00 for the third Fiscal Quarter of the 2013 Fiscal Year, and (v) 3.25:1.00 for all Fiscal Quarters thereafter. In addition, for each of the Fiscal Quarters starting with the third Fiscal Quarter of the 2012 Fiscal Year and ending with the third Fiscal Quarter of the 2013 Fiscal Year, the Company shall not permit the Indebtedness to Consolidated EBITDAP Ratio to increase above 3.25:1.00 at the end of any such Fiscal Quarter as the result of any merger by any Person with or into the Company or any of its Subsidiaries during such period or the acquisition during such period by the Company or any of its Subsidiaries of any assets of any Person, but excluding Capital Expenditures consistent or substantially consistent with past practice.

(F) Section 8.6(k) of Note Purchase Agreement is relettered as Section 8.6(l), and a new Section 8.6(k) is added to the Note Purchase Agreement to read as follows:

(k) Consolidated Lease Expenses. The Company shall not permit in any Fiscal Quarter, beginning with the fourth Fiscal Quarter of the 2012 Fiscal Year, the product of its Consolidated Lease Expenses for each such Fiscal Quarter multiplied by four (4) to exceed $30,000,000.

(G) A new paragraph is added at the end of Section 8.6 of the Note Purchase Agreement to read as follows:

The Company may, at any time that no Default or Event of Default exists, request that the Consolidated Lease Expenses covenant of Section 8.6(k) be modified or eliminated and the relevant definitions used in the calculations of the Indebtedness to Consolidated EBITDAP Ratio in Section 8.6(e) be amended to include Consolidated Lease Expenses in a manner that is customary for the institutional private placement investment market at such time and consistent with the investment grade covenant criteria of all ratings agencies, and in each case taking into account the nature of the Collateral and the loan to value ratio with respect to the Collateral at such time. The consent of all Noteholders shall be required to approve any such amendment and, in considering any such approval, the Noteholders shall make conclusive determinations of whether the requested amendment is customary and/or will satisfy the investment grade covenant criteria of rating agencies; and provided that all of the foregoing criteria are satisfied, such consent shall not be unreasonably withheld.

(G) In the Glossary to Note Purchase Agreement, the following term is amended to read as follows:

“Consolidated Adjusted Indebtedness” means, as of any date of determination, (and without duplication), (a) the consolidated Indebtedness of the Company on such date, minus (b) Indebtedness of the Financial Subsidiaries and the Insurance Subsidiaries, and minus (c) Indebtedness in respect of Subordinated Redemption Notes.

(H) In the Glossary to Note Purchase Agreement, the following term is added thereto in proper alphabetical order:

“Consolidated Lease Expenses” means, for each Fiscal Quarter, the lease expenses for the Company and its Subsidiaries for such Fiscal Quarter pursuant to GAAP with respect to all leases to which the Company or any of its Subsidiaries are a party as a tenant or lessee and which leases are not (a) Capital Leases, (b) leases for office equipment, or (c) leases that have a lease term (including all possible extensions of the expiration date thereof pursuant to the provisions thereof) of six (6) months or less. In addition, the Company may deduct from Consolidated Lease Expenses for any Fiscal Quarter, on the following basis, the rent it receives, or is paid on its behalf to the landlord, during such Fiscal Quarter from subleases by it as the sublandlord of leased real property sites (the “Subleases”) covered in the calculations of Consolidated Lease Expenses as long as, at the end of such Fiscal Quarter, no Default or Event of Default exists and not more than 15% of the aggregate rent received or to be received from the Subleases is delinquent (or, for any Fiscal Quarter if the Indebtedness to Consolidated EBITDAP Ratio at the end of such Fiscal Quarter is equal to or less than 3.00:1.00, not more than 20% of the aggregate rent received or to be received from the Subleases in such Fiscal Quarter is delinquent), including delinquencies which would exist but for any waiver of or amendment to the Subleases by the Company or any Subsidiaries to cure such delinquency (this last clause being referred to herein as the “No Waiver/Amendment Clause”):

(i) if the Indebtedness to Consolidated EBITDAP Ratio at the end of such Fiscal Quarter is equal to or greater than 3.26:1.00 but less than 3.50:1.00, then 30% of the rent received from the Subleases which are not delinquent, including delinquencies pursuant to the No Waiver/Amendment Clause, shall be deducted;

(ii) if the Indebtedness to Consolidated EBITDAP Ratio at the end of such Fiscal Quarter is equal to or greater than 3.01:1.00 but less than 3.26:1.00, then 60% of the rent received from the Subleases which are not delinquent, including delinquencies pursuant to the No Waiver/Amendment Clause, shall be deducted;

(iii) if the Indebtedness to Consolidated EBITDAP Ratio at the end of such Fiscal Quarter is equal to or greater than 2.76:1.00 but less than 3.01:1.00, then 90% of the rent received from the Subleases which are not delinquent, including delinquencies pursuant to the No Waiver/Amendment Clause, shall be deducted; and

(iv) if the Indebtedness to Consolidated EBITDAP Ratio at the end of such Fiscal Quarter is less than 2.76:1.00, then 100% of the rent received from the Subleases which are not delinquent, including delinquencies pursuant to the No Waiver/Amendment Clause, shall be deducted.

Furthermore, if there is a default under any of the Subleases and the Company or any of its Subsidiaries is required under GAAP utilized by it to take (and does take) a reserve against such default and such reserve is included as an expense or payment in the calculation of Consolidated Lease Expenses, then such reserve(s) may be deducted from Consolidated Lease Expenses as long as the reserve(s) remain in effect.

SECTION 2. APPRAISALS

The Company acknowledges that the Collateral Agent will promptly after the effective date of this Amendment order new appraisals of the Real Property and the buildings and improvements thereon (the “Appraisals”), and the Company hereby authorizes the Collateral Agent to commission the Appraisals and have them scheduled to be completed no later than October 31, 2012. The Collateral Agent shall select the appraiser or appraisers for the Appraisals (who shall be MAI qualified) and the Appraisals shall comply with all FIRREA regulations and all laws and regulations applicable to any and/or all of the Noteholders. The fees and costs of the Appraisals shall be paid pursuant to Section 3 hereof.

SECTION 3. AMENDMENT FEE

(a) On the effective date of this Amendment, the Company shall pay to the Collateral Agent by wire transfer, for the ratable benefit of the Noteholders, an amendment fee of $150,000 (the “Fee”). The Fee shall be fully earned and nonrefundable on the date of payment.

(b) In addition to the payment of the Fee, within 10 days after the effective date of the Amendment the Company shall deposit by wire transfer $100,000 with a third party escrow agent on terms reasonably satisfactory to the Collateral Agent (the “Deposit”). The Company will pay the fees and costs of the escrow agent. When the Appraisals are completed, the Collateral Agent shall, as long as no Default or Event of Default then exists, deduct the fees and costs of the Appraisals from the Deposit and pay the appraiser(s) who performed the Appraisals said costs and fees. The balance of the Deposit (the “Balance”) shall thereupon become the property of the Noteholders as an additional amendment fee, shall at that point be fully earned and nonrefundable and the Collateral Agent shall disburse the Balance to the Noteholders on a ratable basis. However, if at the time the Appraisals are completed a Default or Event of Default exists, then the Company shall immediately pay all fees and costs of the Appraisals directly to the appraiser(s), all of the Deposit shall become the property of the Noteholders as an additional amendment fee, shall at that point be fully earned and nonrefundable, and the Collateral Agent shall disburse the Deposit to the Noteholders on a ratable basis. The Deposit shall be placed in a non-interest bearing account.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective subject to the payment of the Fee and the fulfillment to the reasonable satisfaction of the Collateral Agent on the date hereof of the following conditions:

§4.1 Representations and Warranties. The representations and warranties of the Company in the this Amendment shall be correct.

§4.2 No Default. After giving effect to the provisions of the Amendment, no Default or Event of Default shall have occurred and be continuing.

§4.3 Officer’s Certificate. The Company shall have delivered to the Collateral Agent an Officer’s Certificate, dated the date hereof, certifying (i) that the conditions specified in Sections 4.1 and 4.2 have been fulfilled, (ii) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Amendment, and (iii) the incumbency and specimen signatures of the persons authorized to execute this Amendment.

§4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the this Amendment and all documents and instruments incident to the transactions contemplated hereby shall be reasonably satisfactory to the Collateral Agent.

§4.5 No Material Adverse Change. There shall not have occurred any Material Adverse Effect, as reasonably determined by the Noteholders, since March 31, 2012.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF COMPANY

In order to induce the Noteholders to enter into this Amendment and consummate all of the transactions contemplated thereby, the Company and each Subsidiary Guarantor, for itself alone and not for any other entity, as applicable, represents and warrants as of the date hereof that:

§5.1 Existing Representations and Warranties True and Correct. All of the representations and warranties made by the Company set forth in Sections 3.1, 3.2, 3.4(c), 3.4(e), 3.8, 3.9, 3.10(a), 3.10(c), 3.11, 3.12(a), 3.12(b) (provided that it is understood that the reference to “Plan” in the first sentence of such Section 3.12(b) shall be deemed to refer to each Plan other than Multi-employer Plans), 3.12(e) (provided that the reference in Section 3.12(e) to “the Company’s most recently ended Fiscal Year” shall be deemed to be a reference to “the Company’s Fiscal Year ended October 1, 2011” and the reference in Section 3.12(e) to “Note 13 to the Company’s Financial Statements for the Fiscal Year ended September 27, 2008” shall be deemed to be a reference to “Note 12 to the Company’s Financial Statements for the Fiscal Year ended October 1, 2011”), 3.15, the second sentence of Section 3.16, 3.17, 3.19, 3.20, 3.26 and 3.27 of the Note Purchase Agreement, as modified by relevant Items set forth in disclosure Schedule II to the Note Purchase Agreement (provided that to the extent any such Items are modified as set forth in Schedule 2 hereto, then the Items referenced in the representations and warranties above shall be deemed to be a reference to such Items as modified in the manner set forth in Schedule 2 hereto), are true and correct on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

§5.2 Requisite Power. The Company and each Subsidiary Guarantor has the power, authority and legal right to enter into, perform and comply with this Amendment, to carry out the provisions of this Amendment and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Amendment by the Company and each Subsidiary Guarantor, as applicable, and all of the documents relating thereto to which any of them is a party have been duly authorized by the Board of Directors of the Company and each Subsidiary Guarantor, as applicable, and all necessary action in respect thereof has been taken, and the execution, delivery and performance thereof do not require any other consent or approval of any Person.

§5.3 Consents. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required on the part of the Company or any Subsidiary Guarantor, as applicable, in connection with the execution, delivery and performance by the Company or any Subsidiary Guarantor, as applicable, of this Amendment.

§5.4 Binding Agreements. This Amendment has been duly executed and delivered by the Company and each Subsidiary Guarantor and constitutes the legal, valid and binding obligations of the Company or such Subsidiary Guarantor, as applicable, enforceable against the Company or such Subsidiary Guarantor, as applicable, in accordance with its or their terms, except as the enforceability hereof or thereof may be affected by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and principles of equity. The execution, delivery and performance by each Company and each Subsidiary Guarantor of this Amendment do not or will not: (a) contravene such Person’s Articles of Incorporation or Bylaws; (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect applicable to such Person; (c) result in a breach of or constitute a default under any contractual obligation of the Company or such Subsidiary Guarantor, as applicable; or (d) result in or require the imposition of any Lien (except as shall be created by the Security Documents) upon or with respect to any of the Assets now owned or hereafter acquired by the Company or any Subsidiary Guarantor except as permitted by the Note Purchase Agreement.

§5.5 No Claims, Etc. Each of the Company and each Subsidiary Guarantor has no existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Debt Documents or against the Collateral Agent or any of the Noteholders, whether arising out of the Debt Documents or otherwise.

SECTION 6. REAFFIRMATION OF DEBT DOCUMENTS

The Company hereby affirms and agrees that: (a) its execution and delivery of, and the performance of its obligations under, this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations or the rights of the Collateral Agent or the Noteholders under the Note Purchase Agreement and the other Debt Documents, except as expressly set forth herein, (b) to the extent not expressly amended hereby, the Note Purchase Agreement and the other Debt Documents remain in full force and effect, and (c) to the extent not expressly amended hereby or previously released by the Collateral Agent, the Security Documents continue to constitute a first priority perfected Lien upon the Real Property and the Personal Property as security for the Obligations of the Company under the Note Purchase

Agreement as amended hereby, subject in each case to any Liens or other matters expressly permitted by the Note Purchase Agreement.

SECTION 7. CONSENT OF SUBSIDIARY GUARANTORS

Each Subsidiary Guarantor, by acknowledging and agreeing to this Amendment as provided by its signature below, hereby consents to this Amendment, and agrees that (a) the execution and delivery by the Company of, and the performance of its obligations under, this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of such Subsidiary Guarantor or the rights of Noteholders under any provisions of the Subsidiary Guaranties or the Subsidiary Security Agreements, and (b) the Subsidiary Guaranties and the Subsidiary Security Agreements remain in full force and effect, and such Subsidiary Guarantor has no defenses or offsets to any of its obligations thereunder.

SECTION 8. MISCELLANEOUS

(a) On and after the date effective hereof, each reference in the Agreement to “this Agreement,” hereunder,” hereof,” “herein,” or words of like import, and each such reference in the Debt Documents or any of the Notes, shall mean and be a reference to the Agreement as amended hereby.

(b) The Company acknowledges that pursuant to Section 13.1 of the Agreement, the Company is obligated to pay or reimburse the Noteholders for all amounts covered by such section which relate in any way to this Amendment, and such amounts are not included within, nor shall they be deducted from, the Fee or the Deposit.

(c) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(d) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

UNIFIED GROCERS, INC., a California corporation

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

GROCERS DEVELOPMENT CENTER, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 5 and 7 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

CROWN GROCERS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 5 and 7 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

SAV MAX FOODS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 5 and 7 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

MARKET CENTRE (formerly known as GROCERS SPECIALTY COMPANY), a California corporation, as a Subsidiary Guarantor (for purposes of sections 5 and 7 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), as Collateral Agent and as a Noteholder

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Managing Director

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY, as a Noteholder

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Managing Director

JPMORGAN CHASE BANK, not individually but solely in its capacity as Directed Trustee for the SBC Master Pension Trust, as a Noteholder

By:	/s/ Jacquelin M. Savage
Name:	Jacquelin M. Savage
Title:	Assistant Vice President
JPMorgan Change Bank, N.A. acting solely in its representative capacity as directed trustee for and not in its individual capacity. JPMorgan Chase Bank, N.A. will not have individual liability with respect to the foregoing.

List of Schedules and Exhibits

Schedule 1	List of Noteholders

Schedule 2	Supplemental Disclosures of the Company

Exhibit A	Form for Consolidated Lease Expenses Calculation

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